Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

October 16, 2026

TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Ladies and Gentlemen:

We have acted as counsel to TPG Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 filed on the date hereof (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the issuance from time to time of up to 202,179,591 shares of Class A common stock, par value $0.001 per share, of the Company (the “Shares”) to holders of common units (“Common Units”) of TPG Operating Group II, L.P. (“TOG”) upon exchange of up to an equal number of Common Units.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, incorporated by reference as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company, incorporated by reference as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the Amended and Restated Exchange Agreement, dated as of November 1, 2023, among the Company, TOG, TPG OpCo Holdings, L.P., TPG Operating Group I, L.P., TPG Operating Group III, L.P. and the holders of Common Units (the “Exchange Agreement”); and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

October 16, 2026 Page 2

We have also assumed that: (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become, and remain, effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are issued, as contemplated by the Registration Statement; (ii) the Company has timely filed all necessary reports pursuant to the Securities and Exchange Act of 1934, which are incorporated into the Registration Statement by reference; (iii) all Shares will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; and (iv) the Shares will be issued and delivered in accordance with the terms of the Exchange Agreement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued and delivered in accordance with the Registration Statement and Exchange Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP